April 14, 2022 (NYSE: STT) 1Q 2022 Financial Highlights Exhibit 99.3

2 Preface and forward-looking statements This presentation includes certain highlights of, and also material supplemental to, State Street Corporation’s news release announcing its first quarter 2022 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by an Addendum with detailed financial tables. This presentation is designed to be reviewed together with that news release and that Addendum, which are available on State Street’s website, at http://investors.statestreet.com, and are incorporated herein by reference. This presentation (and the conference call accompanying it) contains forward-looking statements as defined by United States securities laws. These statements are not guarantees of future performance, are inherently uncertain, are based on assumptions that are difficult to predict and have a number of risks and uncertainties. The forward-looking statements in this presentation speak only as of the time this presentation is first furnished to the SEC on a Current Report on Form 8-K, and State Street does not undertake efforts to revise forward-looking statements. See “Forward-looking statements” in the Appendix for more information, including a description of certain factors that could affect future results and outcomes. Certain financial information in this presentation is presented on both a GAAP basis and on a basis that excludes or adjusts one or more items from GAAP. The latter basis is a non-GAAP presentation. Refer to the Appendix for explanations of our non-GAAP financial measures and to the Addendum for reconciliations of our non-GAAP financial information.

1Q22 highlights

All comparisons are to corresponding prior year periods unless noted otherwise

Macro environment	• Global inflationary environment driven by supply chain disruptions, broad-based pent-up demand, and pandemic related fiscal policies • Heightened equity market volatility reflecting inflation, interest rates, the war in Ukraine and other macro factors • Significantly higher interest rates, particularly in the belly of the curve with 5-Year Treasuries up ~120bps QoQ, driven by actual and anticipated central bank actions
Financial performance	• EPS of $1.57, up 15%; $1.59 ex-notable items, up 8%[A] • Total revenue of $3.1B, up 4% – Fee revenue up 4%, driven by higher Management fees, FX trading, and Front office software – NII up 9% reflecting growth in investment portfolio and loan balances, as well as rising interest rates across the curve • Total expenses of $2.3B, flat YoY; up 1% ex-notables[A] – Pre-tax margin up 3%pts; 2%pts ex-notables[A] – Positive total and fee operating leverage of 5%pts and 4%pts, respectively
Business momentum	• AUC/A of $41.7T at quarter-end; Servicing wins of $302B and business yet to be installed of $2.9T at quarter-end[1] • Momentum across Front office software and Middle office services • AUM of $4.0T at quarter-end, with strong quarterly net inflows of $51B[1] • State Street Digital announced a collaboration with Copper.co to develop an institutional grade digital custody offering
Balance sheet and capital	• ROE of 9.5% and a CET1 ratio of 11.9% at quarter end[2] • Returned $209M to shareholders through declared common dividends of $0.57 per share • Previously announced BBH Investment Services acquisition regulatory review is ongoing

[A] Financial metrics ex-notable items are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 16.

STATE STREET | 3

Summary of 1Q22 financial results

(GAAP, $M, except EPS data, or where otherwise noted)	Quarters			%Δ		1Q21 %Δ ex-currency translation[A]
	1Q21	4Q21	1Q22	4Q21	1Q21	
Revenue:						
Back office servicing fees	$1,266	$1,272	$1,268	(0)%	0%	2%
Middle office services	103	105	100	(5)	(3)	(2)
Servicing fees	1,369	1,377	1,368	(1)	(0)	2
Management fees	493	530	520	(2)	5	6
Foreign exchange trading services	346	300	359	20	4	4
Securities finance	99	102	96	(6)	(3)	(3)
Front office software and data	96	124	138	11	44	45
Lending related and other fees	64	63	63	-	(2)	(2)
Software and processing fees	160	187	201	7	26	26
Other fee revenue	16	15	29	93	81	81
Total fee revenue	2,483	2,511	2,573	2	4	5
Net interest income	467	484	509	5	9	9
Other income	-	58	(1)	nm	nm	
Total revenue	$2,950	$3,053	$3,081	1%	4%	5%
Provision for credit losses	($9)	($7)	-	nm	nm	
Total expenses	$2,332	$2,330	$2,327	(0)%	(0)%	1%
Net income	$519	$697	$604	(13)%	16%	
Diluted earnings per share	$1.37	$1.78	$1.57	(12)%	15%	
Return on average common equity	8.4%	10.3%	9.5%	(0.8)%pts	1.1%pts	
Pre-tax margin	21.3%	23.9%	24.5%	0.6%pts	3.2%pts	
Tax rate	17.2%	4.6%	19.9%	15.3%pts	2.7%pts	
Ex-notable items, non-GAAP[A]:						
Total revenue	$2,950	$2,995	$3,081	3%	4%	5%
Total expenses	$2,293	$2,160	$2,318	7%	1%	2%
EPS	$1.47	$2.00	$1.59	(21)%	8%	
Pre-tax margin	22.6%	28.1%	24.8%	(3.3)%pts	2.2%pts	

Notable Items

($M, except EPS data)	Quarters		
	1Q21	4Q21	1Q22
Acquisition and restructuring costs	($10)	($26)	($9)
Repositioning release / (charges)[B]	-	3	-
Deferred compensation expense acceleration	-	(147)	-
Gain on sale[C]	-	58	-
Legal and Other[D]	(29)	-	-
Total notable items (pre-tax)	($39)	($112)	($9)
Preferred securities redemption (after-tax)	(5)	-	-
EPS impact	($0.10)	($0.22)	($0.02)

[A] These are non-GAAP presentations; ex-currency translation percentage changes are in reference to the YoY quarterly comparison between 1Q22 and 1Q21 which excludes the impact of foreign currency translation; refer to the Appendix for a reconciliation of ex-notable items/currency translation and further explanations of non-GAAP measures. [B] Net repositioning release of $3M in 4Q21 included $32M in Compensation and employee benefits partially offset by Occupancy cost of $(29)M related to real estate footprint rationalization. [C] Gain on sale of $58M in 4Q21 included in Other income a one-time sale of Libor and Euribor based securities previously classified as HTM. [D] Legal and other costs of $29M in 1Q21 included $20M in Information systems and communications, $8M in Transaction processing and $1M in Other expenses.

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5 AUC/A and AUM levels, markets and flows performance AUC/A and AUM A Market indices3 • 4% increase from 1Q21 largely driven by: – Higher equity market levels, client flows, and net new business growth • (4)% decrease from 4Q21 primarily due to: – Lower market levels • 12% increase from 1Q21 mainly reflecting: – Higher market levels and net inflows • (3)% decrease from 4Q21 primarily due to: – Lower market levels partially offset by net inflows of $51B AUC/A ($T, as of period-end)1 AUM ($B, as of period-end)1 Select industry flows4 -3% -4% $40.3 $43.7 $41.7 1Q221Q21 4Q21 4Q21 $4,022 1Q21 1Q22 $4,138 $3,591 +4% +12% A Changes to AUC/A and AUM also reflect currency translation. B Line items may not sum to total due to rounding. Refer to the Appendix included with this presentation for endnotes 1 to 16. 4Q21 1Q21 EOP (5)% 14% Daily Avg (3) 15 EOP (7) (1) Daily Avg (4) 1 EOP (7) (13) Daily Avg (5) (13) (% change) 1Q22 vs S&P 500 MSCI EAFE MSCI EM Barclays Global Agg EOP (6) (6) 1Q21 4Q21 1Q22 Long Term Funds $165 $102 ($66) Money Market 156 201 (134) ETF 148 157 181 North America Total 470 459 (18) EMEA Total 200 299 53 ($B) Total flowsB

Revenue: Servicing fees

Servicing fees ($M)

Total revenue	$2,950	$3,034	$2,990	$3,053	$3,081 YoY +4% QoQ +1%



Flat
+2% ex-FX[A]
-1%
$1,369
$1,394
$1,391
$1,377
$1,368
YoY %
Back office servicing fees
1,266
1,290
1,289
1,272
1,268
Flat
+2% ex-FX
Middle office services
103
104
102
105
100
-3%
-2% ex-FX
1Q21
2Q21
3Q21
4Q21
1Q22

AUC/A sales performance indicators ($B)[1]

AUC/A wins	$343	$1,187	$1,657	$332	$302
AUC/A to be installed	463	1,236	2,733	2,795	2,909

- Servicing fees were negatively impacted by currency translation when compared to 1Q21 and 4Q21 by $22M and $4M, respectively

1Q22 performance

Servicing fees of $1,368M flat YoY and down (1)% QoQ; up 2% YoY and flat QoQ ex-FX[A]

- Flat YoY as higher client activity and flows, average equity market levels, and net new business were offset by normal pricing headwinds and the impact of currency translation
- Down (1)% QoQ mainly due to seasonal pricing headwinds and lower average equity market levels, partially offset by higher client activity/adjustments

Back office servicing fees of $1,268M flat YoY and QoQ (consistent with total servicing fees above); Middle office services of $100M down (3)% YoY and (5)% QoQ primarily due to a partial transition from a legacy client and lower professional services fees

Investment Services business momentum[1]

- 1Q22 net new business revenue growth YoY across key client segments including Asset Managers, Insurance and Private Markets
- 1Q22 AUC/A wins of $302B driven by strategically important premium and preferred client segments
  - Includes $2.9T AUC/A of won but not yet installed AUC/A as of 1Q22

[A] This is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items/currency translation and further explanations of non-GAAP measures.
Refer to the Appendix included with this presentation for endnotes 1 to 16.

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7 Revenue: Management fees Management fees ($M) 1Q22 performance Management fees of $520M up 5% YoY; down (2)% QoQ • Up 5% YoY primarily reflecting higher average equity market levels and ETF net inflows • Down (2)% QoQ largely due to lower average equity market levels, partially offset by lower fee waivers and net inflows AUM $3,591 $3,897 $3,862 $4,138 $4,022 39 83 (5) 79 51Net flows Performance indicators ($B) 1 • Management fees were negatively impacted by currency translation when compared to 1Q21 and 4Q21 by $5M and $2M, respectively -2% $520 2Q21 $504 4Q211Q21 3Q21 1Q22 $493 $526 $530 Investment Management business momentum • ETFs: 1Q22 Net inflows of $17B primarily from equity ETFs, including SPDR Low-Cost suite and US Sectors, as well as solid inflows into Gold ETF • Institutional: 1Q22 Net inflows of $14B driven by Fixed Income Index and continued momentum in our Target Date franchise • Cash: 1Q22 Net inflows of $20B; Fed rate hike in March 2022 mitigated the majority of Money Market fee waiver headwinds +5% $2,950 $3,034 $2,990 $3,053 $3,081 YoY +4% QoQ +1% Total revenue Refer to the Appendix included with this presentation for endnotes 1 to 16.

Revenue: Markets, Software and processing, and Other fee revenue

Markets, Software & processing, and Other fees ($M)



Total revenue
$2,950
$3,034
$2,990
$3,053
$3,081
YoY +4%
QoQ +1%
$621
$616
$587
$604
$685
YoY %
FX trading
346
286
279
300
359
+4%
Securities finance
99
109
106
102
96
-3%
Software & processing
160
211
180
187
201
+26%
Other fees
16
10
22
15
29
+81%
1Q21
2Q21
3Q21
4Q21
1Q22

1Q22 performance

- FX trading services of $359M
  - Up 4% YoY primarily reflecting higher FX volatility, partially offset by lower client FX volumes
  - Up 20% QoQ primarily reflecting higher FX volatility and client FX volumes
- Securities finance of $96M
  - Down (3)% YoY mainly reflecting lower average Agency assets, partially offset by new business wins in Enhanced Custody
  - Down (6)% QoQ primarily driven by lower average Agency and Enhanced Custody balances
- Software and processing fees of $201M
  - Up 26% YoY and 7% QoQ primarily driven by higher Front office software and data revenue associated with CRD

    Front office software and data of $138M up 44% YoY and 11% QoQ; Lending related and other fees of $63M down (2)% YoY and flat QoQ
- Other fee revenue of $29M[A]
  - Up 81% YoY and 93% QoQ mainly reflecting fair value adjustments on equity investments

[A] Other fee revenue primarily consists of income from equity method investments and certain tax-advantaged investments, as well as market-related adjustments.

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Enterprise solutions enabled by State Street Alpha℠

Front office software and data ($M)[A]

Total revenue	1Q21	2Q21	3Q21	4Q21	1Q22	
Total revenue	$2,950	$3,034	$2,990	$3,053	$3,081	YoY +4% QoQ +1%



+44%
+11%
$96
$148
$116
$124
$138
On-premises[5]
Professional services
Software-enabled (incl. SaaS)[5]
16
18
60
62
19
66
27
21
66
35
16
70
36
29
70
27% YoY Growth
1Q21
2Q21
3Q21
4Q21
1Q22

Front office software and data of $138M up 44% YoY and 11% QoQ

- Up 44% YoY primarily driven by higher CRD revenue from On-premises renewals, as well as higher software-enabled and professional services revenue
- Up 11% QoQ largely driven by higher professional services revenue from CRD

Future growth driven by Front office, Middle office, and Alpha

($M)	1Q21	4Q21	1Q22
Front office metrics			
New bookings[6]	$4	$11	$5
ARR[7]	205	229	235
Uninstalled revenue backlog[8]	65	98	93
Middle office metric			
Uninstalled revenue backlog[9]	20	61	63
Alpha metrics			
# of mandate wins	3	1	-
Live mandates to-date	4	10	11

- Middle office uninstalled revenue backlog more than tripled to $63M YoY
- 11 out of 19 Alpha clients live as of the end of 1Q22

[A] Front office software and data revenue primarily includes revenue from CRD, Alpha Data Platform and Alpha Data Services. Includes Other revenue of $2M for each quarter from 1Q21 to 4Q21 and $3M in 1Q22; revenue line items may not sum to total due to rounding.
Refer to the Appendix included with this presentation for endnotes 1 to 16.

STATE STREET

9

10 Revenue: Net interest income NII and NIM ($M)10 Average balance sheet highlights ($B)A Total average assets of $295B flat YoY and (3)% QoQ • Flat YoY as higher client deposits were offset by lower other liabilities • Down (3)% QoQ, largely driven by seasonally lower deposit balances A Line items are rounded. Refer to the Appendix included with this presentation for endnotes 1 to 16. NII of $509M up 9% YoY and 5% QoQ • Up 9% YoY primarily driven by growth in the investment portfolio and higher loan balances, as well as higher market interest rates • Up 5% QoQ mainly due to higher market interest rates and growth in the investment portfolio 1Q21 4Q21 1Q22 Total assets $296 $303 $295 Interest-earning assets 255 265 258 Loans 28 34 34 Investment portfolio 108 114 119 Duration 11 3.1 2.9 2.8 Total deposits $226 $240 $233 $2,950 $3,034 $2,990 $3,053 $3,081 YoY +4% QoQ +1% Total revenue NIM 10 (FTE, %) 0.75% 0.71% 0.76% 0.73% 0.80% $467 4Q21 $467 1Q21 2Q21 $487 3Q21 1Q22 $484 $509 +5% +9%

Expenses

Expenses
(Ex-notable items, non-GAAP, $M)[A]



+1%
+2% ex-FX[A]
+7%
$2,293
$2,160
$2,318
Comp. & benefits[B]
1,242
1,066
1,232
Info. sys.
401
436
423
Tran. processing
262
238
264
Occupancy
109
104
95
Other[12]
279
316
304
1Q21
4Q21
1Q22

	1Q21	4Q21	1Q22	
GAAP Expense	$2,332	$2,330	$2,327	YoY flat QoQ flat
Head-count	39,318	38,784	39,335	YoY flat QoQ +1%

- Total GAAP expenses were positively impacted by currency translation when compared to 1Q21 and 4Q21 by $25M and $7M, respectively

1Q22 performance
(Ex-notable items, non-GAAP)[A]

Expenses of $2,318M up 1% YoY and up 7% QoQ; up 2% YoY and 8% QoQ ex-FX[A]

- Compensation and employee benefits of $1,232M[13]
  - Down (1)% YoY primarily driven by lower headcount in high cost locations, partially offset by higher seasonal expenses[B]
  - Up 16% QoQ, primarily driven by seasonal expenses
- Information systems and communications of $423M[13]
  - Up 5% YoY due to higher technology infrastructure investments
  - Down (3)% QoQ mainly reflecting timing of infrastructure and depreciation costs
- Transaction processing services of $264M[13]
  - Up 1% YoY and 11% QoQ mainly due to higher sub-custody and broker fees, partially offset by vendor savings initiatives
- Occupancy of $95M[13]
  - Down (13)% YoY mainly due to footprint optimization
  - Down (9)% QoQ primarily due to footprint optimization as well as one-time maintenance and repair credits
- Other of $304M[13]
  - Up 9% YoY largely reflecting higher professional fees, partially offset by lower sub-advisory fees
  - Down (4)% QoQ primarily due to lower marketing spend and sub-advisory fees, partially offset by higher professional fees

[A] These are non-GAAP presentations; refer to the Appendix for a reconciliation of ex-notable items/currency translation and further explanations of non-GAAP measures. [B] 1Q21 and 1Q22 include $176M and $208M, respectively, of seasonal expenses. Increase in seasonal expenses primarily driven by timing of deferrals.
Refer to the Appendix included with this presentation for endnotes 1 to 16.

STATE STREET 11

Capital ratios

Capital ratios[2]
(%, as of period-end)

CET1 (Standardized)


10.8%
11.2%
13.5%
14.3%
11.9%
10-11%
STT Target
1.0%
G-SIB surcharge[14]
2.5%
SCB[15]
8.0%
4.5%
Minimum ratio
1Q21
2Q21
3Q21
4Q21
1Q22
Target state

Tier 1 Leverage


5.4%
5.2%
6.3%
6.1%
5.9%
5.25-5.75%
STT Target
4.0%
Minimum ratio
1Q21
2Q21
3Q21
4Q21
1Q22
Target state

Capital highlights

- 1Q22 quarter end standardized CET1 ratio of 11.9% decreased (2.4)%pts QoQ primarily reflecting lower AOCI due to the significant increase in rates across the curve, the implementation of SA-CCR as expected, as well as the temporary deployment of RWA capital for revenue generating activities
- 1Q22 quarter end Tier 1 leverage ratio of 5.9% decreased (0.2)%pts QoQ primarily driven by lower AOCI
- Returned $209M to shareholders in 1Q22 through declared common dividends of $0.57 per share

Capital
($B unless noted otherwise, capital metrics as of period-end)

	1Q21	4Q21	1Q22
Standardized CET1			
CET1 capital	$13.4	$15.9	$15.0
Risk weighted assets	124	112	127
Tier 1 leverage			
Tier 1 capital	15.4	17.9	17.0
Leverage exposure[16]	285	294	286
AOCI impact on Regulatory Capital[A]	(0.5)	(1.1)	(2.4)

[A] AOCI impact on regulatory capital reflects GAAP AOCI of $(0.4)B, $(1.1)B and $(2.7)B as of March 31, 2021, December 31, 2021 and March 31, 2022, respectively, less $(0.06)B, $0.03B and $0.26B as of those same dates, respectively, related to unrealized (gains)/losses on cash flow hedges in which the hedged item is not reported at fair value.

Refer to the Appendix included with this presentation for endnotes 1 to 16.

STATE STREET. 12

13 Summary 1Q22 financial review • EPS of $1.57, up 15%; pre-tax margin of 24.5%, up 3%pts; ROE of 9.5%; generated positive total and fee operating leverage of 5%pts and 4%pts, respectively • EPS ex-notable items of $1.59, up 8%A – Fee revenue of $2.6B, up 4% primarily driven by higher Management fees, FX trading, and Front office software – NII of $0.5B, up 9% reflecting growth in investment portfolio and loan balances, as well as rising interest rates across the curve – Expenses ex-notables of $2.3B, up 1% as higher seasonal expenses and targeted business investments were partially offset by footprint optimization and productivity savingsA • Business momentum – Robust new business AUC/A wins of $302B; AUC/A yet to be installed of $2.9T at quarter-end1 – Continued momentum across Front office software and middle office services, with uninstalled revenue backlog at quarter-end of $93M8 and $63M9, respectively – $4.0T of AUM in 1Q22, with strong net inflows of $51B • Capital return – Returned $209M to shareholders through declared common dividends of $0.57 per share – Expect to delay restart of share repurchases due to AOCI marks related to higher interest rates A Financial metrics ex-notable items are non-GAAP measures; refer to the Appendix for explanations and reconciliations of our non-GAAP measures. Refer to the Appendix included with this presentation for endnotes 1 to 16. All comparisons are to corresponding prior year periods unless noted otherwise

14 Appendix 1Q22 line of business performance 15 Reconciliation of notable items 16 Reconciliation of constant currency impacts 17 Endnotes 18 Forward-looking statements 19 Non-GAAP measures 20 Definitions 21

15 2,050 State StreetB 1Q22 line of business performance Investment Servicing Total revenueA 473 509 1,971 , $2,558M 1Q21 1Q22 $2,444M Pre-tax income Fee revenue NII Pre-tax margin 23.5% 24.7% +1.2%pts YoY % ∆ +4% +8% +5% +10% Investment Management Total revenue 1Q221Q21 $506M $523M Pre-tax income Pre-tax margin 21.5% 25.6% +4.1%pts $134M 1Q21 1Q22 $109M YoY % ∆ +3% +23% Total revenue ex-notable itemsA, C 467 509 2,483 2,573 $2,950M 1Q221Q21 $3,081M Pre-tax income ex-notable itemsC Fee revenue NII Pre-tax margin ex-notable itemsC 22.6% 24.8% +2.2%pts YoY % ∆ +4% +9% +4% +15% A Total revenue also includes Other income of $(1)M in 1Q22. B State Street includes line of business results from Investment Servicing, Investment Management, and Other. Refer to the Addendum for further line of business information. C This is a non-GAAP presentation; refer to the Appendix for a reconciliation of ex-notable items and further explanations of non-GAAP measures. $633M 1Q21 1Q22 $574M $763M 1Q221Q21 $666M

Reconciliation of notable items

Quarterly reconciliation

(Dollars in millions, unless noted otherwise)	1Q21	2Q21	3Q21	4Q21	1Q22	% Change 1Q22 vs. 1Q21	% Change 1Q22 vs. 4Q21
Total revenue, GAAP-basis	2,950	3,034	2,990	3,053	3,081	4.4%	0.9%
Less: Other income		(53)		(58)			
Total revenue, excluding notable items	2,950	2,981	2,990	2,995	3,081	4.4%	2.9%
Total expenses, GAAP basis	2,332	2,111	2,116	2,330	2,327	(0.2)%	(0.1)%
Less: Notable expense items:							
Repositioning charges:							
Compensation and employee benefits				32			
Occupancy				(29)			
Repositioning (charges) / release				3			
Acquisition and restructuring costs	(10)	(11)	(18)	(26)	(9)		
DVA Acceleration				(147)			
Legal and other:							
Information systems and communications	(20)						
Transaction processing services	(8)						
Other	(1)	11					
Legal and other	(29)	11					
Total expenses, excluding notable items	2,293	2,111	2,098	2,160	2,318	1.1%	7.3%
Seasonal expenses	(176)				(208)		
Total expenses, excluding notable items and seasonal expense items	2,117	2,111	2,098	2,160	2,110	(0.3)%	(2.3)%
Operating leverage, GAAP-basis (%pts)[A]						460 bps	100 bps
Operating leverage, excluding notable items (%pts)[B]						330	(440)
Pre-tax margin, GAAP-basis (%)	21.3%	30.9%	29.3%	23.9%	24.5%	320	60
Notable items as reconciled above (%)	1.3%	(1.2%)	0.6%	4.2%	0.3%		
Pre-tax margin, excluding notable items (%)	22.6%	29.7%	29.9%	28.1%	24.8%	220	(330)
Net income available to common shareholders, GAAP-basis	489	728	693	662	583	19.2%	(11.9)%
Notable items as reconciled above: pre-tax	39	(53)	18	112	9		
Tax impact on notable items as reconciled above	(10)	16	(5)	(29)	(2)		
Preferred securities cost	5						
Net income available to common shareholders, excluding notable items	523	691	706	745	590	12.8%	(20.8)%
Diluted EPS, GAAP-basis	1.37	2.07	1.96	1.78	1.57	14.6%	(11.8)%
Notable items as reconciled above	0.10	(0.10)	0.04	0.22	0.02		
Diluted EPS, excluding notable items	1.47	1.97	2.00	2.00	1.59	8.2%	(20.5)%

[A] Calculated as the period-over-period change in total revenue less the period-over-period change in total expenses. [B] Calculated as the period-over-period change in total revenue, excluding notable items less the period-over-period change in total expenses, excluding notable items.

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17 Reconciliation of constant currency impacts A Other includes Other expenses and Amortization of intangible assets. Reconciliation of Constant Currency FX Impacts (Dollars in millions) 1Q21 4Q21 1Q22 1Q22 vs. 1Q21 1Q22 vs. 4Q21 1Q22 vs. 1Q21 1Q22 vs. 4Q21 1Q22 vs. 1Q21 1Q22 vs. 4Q21 Non-GAAP basis Total revenue, excluding notable items $ 2,950 $ 2,995 $ 3,081 $ (27) $ (5) $ 3,108 $ 3,086 5.4% 3.0% Compensation and employee benefits, excluding notable items $ 1,242 $ 1,066 $ 1,232 $ (15) $ (4) $ 1,247 $ 1,236 0.4% 15.9% Information systems and communications, excluding notable items 401 436 423 (2) (1) 425 424 6.0% (2.8)% Transaction processing services, excluding notable items 262 238 264 (3) (1) 267 265 1.9% 11.3% Occupancy, excluding notable items 109 104 95 (1) - 96 95 (11.9)% (8.7)% Other expenses, excluding notable itemsA 279 316 304 (3) (1) 307 305 10.0% (3.5)% Total expenses, excluding notable items $ 2,293 $ 2,160 $ 2,318 $ (24) $ (7) $ 2,342 $ 2,325 2.1% 7.6% Reported Currency Translation Impact Excluding Currency Impact % Change Constant Currency

18 Endnotes 1. New asset servicing mandates, including announced front-to-back investment servicing clients, may be subject to completion of definitive agreements, approval of applicable boards and shareholders and customary regulatory approvals. New asset servicing mandates and servicing assets remaining to be installed in future periods exclude new business which has been contracted, but for which the client has not yet provided permission to publicly disclose and is not yet installed. These excluded assets, which from time to time may be significant, will be included in new asset servicing mandates and reflected in servicing assets remaining to be installed in the period in which the client provides its permission. Servicing mandates and servicing assets remaining to be installed in future periods are presented on a gross basis and therefore also do not include the impact of clients who have notified us during the period of their intent to terminate or reduce their relationship with State Street, which from time to time may be significant. New business in assets to be serviced is reflected in our AUC/A after we begin servicing the assets, and new business in assets to be managed is reflected in our AUM after we begin managing the assets. As such, only a portion of any new asset servicing and asset management mandates may be reflected in our AUC/A and AUM as of any particular date specified. Consistent with past practice, AUC/A values for certain asset classes are based on a lag, typically one-month. Generally, our servicing fee revenues are affected by several factors including changes in market valuations, client activity and asset flows, net new business and the manner in which we price our services. We provide a range of services to our clients, including core custody services, accounting, reporting and administration and middle office services, and the nature and mix of services provided affects our servicing fees. The basis for fees will differ across regions and clients. The industry in which we operate has historically faced pricing pressure, and our servicing fee revenues are also affected by such pressures today. Consequently, no assumption should be drawn as to future revenue run rate from announced servicing wins or new servicing business yet to be installed, as the amount of revenue associated with AUC/A can vary materially. Management fees generally are affected by our level of AUM and differ based upon the nature, type and investment strategy of the investment product. Management fee revenue is more sensitive to market valuations than servicing fee revenue, as a higher proportion of the underlying services provided, and the associated management fees earned, are dependent on equity and fixed-income security valuations. Additional factors, such as the relative mix of assets managed, may have a significant effect on our management fee revenue. While certain management fees are directly determined by the values of AUM and the investment strategies employed, management fees may reflect other factors, including performance fee arrangements, as well as our relationship pricing for clients. 2. Unless otherwise noted, all capital ratios referenced on this slide and elsewhere in this presentation refer to State Street Corporation, or State Street, and not State Street Bank and Trust Company, or State Street Bank. All capital ratios are as of quarter end. The lower of capital ratios calculated under the Basel III advanced approaches and under the Basel III standardized approach are applied in the assessment of our capital adequacy for regulatory purposes. Standardized approach ratios were binding for 1Q21 to 1Q22. Refer to the Addendum for descriptions of these ratios. March 31, 2022 capital ratios are presented as of quarter-end and are estimates. 3. The index names listed are service marks of their respective owners. 4. Morningstar data includes long-term mutual funds, ETF’s and Money Market funds. Mutual fund data represents estimates of net new cash flow, which is new sales minus redemptions combined with net exchanges, while ETF data represents net issuance, which is gross issuance less gross redemptions. Data for Fund of Funds, Feeder funds and Obsolete funds were excluded from the series to prevent double counting. Data is from the Morningstar Direct Asset Flows database. The long-term fund flows reported by Morningstar in North America are composed of U.S. domiciled Market flows mainly in Equities, Allocation and Fixed Income asset classes. 1Q22 data for North America (U.S. domiciled) includes Morningstar actuals for January and February 2022 and Morningstar estimates for March 2022. 1Q22 data for EMEA is on a rolling three month basis for December 2021 through February 2022. 5. On-premises revenue is revenue derived from locally installed software. Software-enabled revenue includes SaaS, maintenance and support revenue, FIX, brokerage, and value-add services. The revenue recognition pattern for on-premises installations differs from software-enabled revenue. 6. Front office bookings represent signed annual recurring revenue contract values for CRD and Mercatus excluding bookings with affiliates, including SSGA. Front office revenue derived from affiliate agreements is eliminated in consolidation for financial reporting purposes. 7. Front office ARR, an operating metric, is calculated by annualizing current quarter revenue for CRD and Mercatus and includes the annualized amount of most software-enabled revenue, including revenue generated from SaaS, maintenance and support revenue, FIX, and value-added services, which are all expected to be recognized ratably over the term of client contracts. ARR does not include software-enabled brokerage revenue and revenue from affiliates. 8. Represents expected annualized recurring revenue from signed client contracts that are scheduled to be largely installed over the next 24 months for CRD, Mercatus and Alpha Data Services. It includes SaaS revenue as well as maintenance and support revenue and excludes the one-time impact of on-premises license revenue, revenue generated from FIX, brokerage, value-add services, and professional services as well as revenue from affiliates. 9. Represents expected annualized recurring revenue from signed client contracts that are scheduled to be largely installed over the next 24 months. It does not include professional services revenue or revenue from affiliates. 10. NII is presented on a GAAP-basis. NIM is presented on an FTE-basis. Refer to the Addendum for reconciliations of NII FTE-basis to NII GAAP-basis on the Average Statement of Condition. 11. Duration as of period end and based on total investment portfolio. 12. Other includes Other expenses and Amortization of intangible assets. 13. Compensation and benefits expenses in 4Q21 included notable items related to repositioning benefits of $32M. 4Q21 also included notable items related to a deferred compensation expense acceleration of $147M. Excluding these notable items, 1Q22 adjusted Compensation and benefits of $1,232M was up 16% compared to 4Q21 adjusted Compensation and benefits of $1,066M. Information systems and communications expenses in 1Q21 included a notable item from legal and other costs of $20M. Excluding this notable item, 1Q22 adjusted Information systems and communications of $423M is up 5% compared to 1Q21 Information systems and communications of $401M. Transaction processing services expenses in 1Q21 included a notable item from legal and other costs of $8M. Excluding this notable item, 1Q22 adjusted Transaction processing services of $264M was up 1% compared to 1Q21 Transaction processing services of $262M. Occupancy expenses in 4Q21 included notable items related to repositioning charges of $29M. Excluding the notable item, 1Q22 adjusted Occupancy of $95 was down (9)% compared to 4Q21 adjusted Occupancy of $104M. Other expenses in 1Q22, 4Q21, and 1Q21 included notable items related to acquisition and restructuring costs of $9M, $26M, and $10M, respectively. Other expenses in 1Q21 also included a notable item from legal and other costs of $1M. Excluding all these notable items, 1Q22 Other expenses of $304M was down (4)% compared to 4Q21 adjusted Other expenses of $316M and up 9% compared to 1Q21 adjusted Other expenses of $279M. 14. Based on a calculation date of December 31, 2019, our G-SIB surcharge for 2021 is 1.0%. 15. The preliminary SCB of 2.5% effective on October 1, 2021 is calculated based upon the results of the CCAR 2021 exam. 16. Leverage exposure is equal to average consolidated assets less applicable Tier 1 leverage capital reductions.

19 Forward-looking statements This presentation (and the conference call referenced herein) contains forward-looking statements within the meaning of United States securities laws, including statements about our goals and expectations regarding our business, financial and capital condition, results of operations, strategies, the financial and market outlook, proposed acquisition of Brown Brothers Harriman’s Investor Services business, dividend and stock purchase programs, governmental and regulatory initiatives and developments, expense reduction programs, new client business, and the business environment. Forward-looking statements are often, but not always, identified by such forward-looking terminology as “plan,” “expect,” “intend,” “objective,” “forecast,” “outlook,” “believe,” “priority,” “anticipate,” “estimate,” “seek,” “may,” “will,” “trend,” “target,” “strategy” and “goal,” or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any time subsequent to the time this presentation is first issued. Important factors that may affect future results and outcomes include, but are not limited to: The consummation of our planned acquisition of the BBH Investor Services business is subject to the receipt of regulatory approvals and the satisfaction of other closing conditions, the failure or delay of which may prevent or delay the consummation of the acquisition; while we are evaluating potential modifications to the transaction that are intended to facilitate resolution of the bank regulatory review, there can be no assurance as to the timing or outcome of that review; Even if we successfully consummate our planned acquisition of the BBH Investor Services business, we may fail to realize some or all of the anticipated benefits of the transaction or the benefits may take longer to realize than expected; We are subject to intense competition, which could negatively affect our profitability; We are subject to significant pricing pressure and variability in our financial results and our AUC/A and AUM; Our development and completion of new products and services, including State Street Digital or State Street Alpha, and the enhancement of our infrastructure required to meet increased regulatory and client expectations for resiliency and the systems and process re-engineering necessary to achieve improved productivity and reduced operating risk, may involve costs and dependencies and expose us to increased risk; Our business may be negatively affected by our failure to update and maintain our technology infrastructure; The COVID-19 pandemic continues to exacerbate certain risks and uncertainties for our business; Acquisitions, strategic alliances, joint ventures and divestitures, and the integration, retention and development of the benefits of our acquisitions, pose risks for our business; and competition for qualified members of our workforce is intense, and we may not be able to attract and retain the highly skilled people we need to support our business; We could be adversely affected by geopolitical, economic and market conditions, including, for example, resulting from the present conflict in Ukraine; We have significant International operations, and disruptions in European and Asian economies could have an adverse effect on our consolidated results of operations or financial condition; Our investment securities portfolio, consolidated financial condition and consolidated results of operations could be adversely affected by changes in the financial markets; Our business activities expose us to interest rate risk; We assume significant credit risk to counterparties, who may also have substantial financial dependencies with other financial institutions, and these credit exposures and concentrations could expose us to financial loss; Our fee revenue represents a significant portion of our consolidated revenue and is subject to decline based on, among other factors, market and currency declines, investment activities of our clients and their business mix; If we are unable to effectively manage our capital and liquidity, our consolidated financial condition, capital ratios, results of operations and business prospects could be adversely affected; We may need to raise additional capital or debt in the future, which may not be available to us or may only be available on unfavorable terms; and if we experience a downgrade in our credit ratings, or an actual or perceived reduction in our financial strength, our borrowing and capital costs, liquidity and reputation could be adversely affected; Our business and capital-related activities, including common share repurchases, may be adversely affected by capital and liquidity standards required as a result of capital stress testing; We face extensive and changing government regulation in the jurisdictions in which we operate, which may increase our costs and compliance risks; We are subject to enhanced external oversight as a result of the resolution of prior regulatory or governmental matters; Our businesses may be adversely affected by government enforcement and litigation; Any misappropriation of the confidential information we possess could have an adverse impact on our business and could subject us to regulatory actions, litigation and other adverse effects; Our calculations of risk exposures, total RWA and capital ratios depend on data inputs, formulae, models, correlations and assumptions that are subject to change, which could materially impact our risk exposures, our total RWA and our capital ratios from period to period; Changes in accounting standards may adversely affect our consolidated financial statements; Changes in tax laws, rules or regulations, challenges to our tax positions and changes in the composition of our pre-tax earnings may increase our effective tax rate; and The transition away from LIBOR may result in additional costs and increased risk exposure; Our control environment may be inadequate, fail or be circumvented, and operational risks could adversely affect our consolidated results of operations; Cost shifting to non-U.S. jurisdictions and outsourcing may expose us to increased operational risk, geopolitical risk and reputational harm and may not result in expected cost savings; Attacks or unauthorized access to our information technology systems or facilities, or those of the third parties with which we do business, or disruptions to our or their continuous operations, could result in significant costs, reputational damage and impacts on our business activities; Long-term contracts expose us to pricing and performance risk; Our businesses may be negatively affected by adverse publicity or other reputational harm; We may not be able to protect our intellectual property; The quantitative models we use to manage our business may contain errors that could result in material harm; Our reputation and business prospects may be damaged if our clients incur substantial losses or are restricted in redeeming their interests in investment pools that we sponsor or manage; The impacts of climate change, and regulatory responses to such risks, could adversely affect us; and We may incur losses as a result of unforeseen events including terrorist attacks, natural disasters, the emergence of a new pandemic or acts of embezzlement. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2021 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this Presentation (and the conference call referenced herein) should not by relied on as representing our expectations or beliefs as of any time subsequent to the time this Presentation is first issued, and we do not undertake efforts to revise those forward-looking statements to reflect events after that time.

20 Non-GAAP measures In addition to presenting State Street's financial results in conformity with U.S. generally accepted accounting principles, or GAAP, management also presents certain financial information on a basis that excludes or adjusts one or more items from GAAP. This latter basis is a non-GAAP presentation. In general, our non- GAAP financial results adjust selected GAAP-basis financial results to exclude the impact of revenue and expenses outside of State Street’s normal course of business or other notable items, such as acquisition and restructuring charges, repositioning charges, gains/losses on sales, as well as, for selected comparisons, seasonal items. For example, we sometimes present expenses on a basis we may refer to as “expenses ex-notable items", which exclude notable items and, to provide additional perspective on both prior year quarter and sequential quarter comparisons, may also exclude seasonal items. Management believes that this presentation of financial information facilitates an investor's further understanding and analysis of State Street's financial performance and trends with respect to State Street’s business operations from period-to-period, including providing additional insight into our underlying margin and profitability. In addition, Management may also provide additional non-GAAP measures. For example, we may present revenue and expense measures on a constant currency basis to identify the significance of changes in foreign currency exchange rates (which often are variable) in period-to-period comparisons. This presentation represents the effects of applying prior period weighted average foreign currency exchange rates to current period results. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in conformity with GAAP. Refer to the Addendum for reconciliations of our non-GAAP financial information. To access the Addendum go to http://investors.statestreet.com and click on “Filings & Reports – Quarterly Earnings”.

21 Definitions ARR Annual recurring revenue AUC/A Assets under custody and/or administration AUM Assets under management Barclays Global Agg Barclays Global Agg represents Barclays Global Aggregate Bond Index BBH Brown Brothers Harriman Bps Basis points, with one basis point representing one hundredth of one percent CET1 ratio Common equity tier 1 ratio CRD Charles River Development Diluted earnings per share (EPS) Net income available to common shareholders divided by diluted average common shares outstanding for the noted period EAFE Europe, Australia, and Far East EM Emerging markets EMEA Europe, Middle East and Africa EOP End of period EPS Earnings per share ETF Exchange-traded fund Fee operating leverage Rate of growth of total fee revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable FTE Fully taxable equivalent FX Foreign exchange FY Full-year GAAP Generally accepted accounting principles in the United States G-SIB Global systemically important bank HTM Held-to-maturity LIBOR London Inter-Bank Offered Rate Lending related and other Lending related and other fees primarily consist of fee revenue associated with State Street’s fund finance, leveraged loans, municipal finance, insurance and stable value wrap businesses Net interest income (NII) Income earned on interest bearing assets less interest paid on interest bearing liabilities Net interest margin (NIM) Net interest income divided by average interest-earning assets nm Not meaningful On-premises On-premises revenue as recognized in Front office software and data Total operating leverage Rate of growth of total revenue less the rate of growth of total expenses, relative to the successive prior year period, as applicable Pre-tax margin Income before income tax expense divided by total revenue %Pts Percentage points is the difference from one percentage value subtracted from another Quarter-over-quarter (QoQ) Sequential quarter comparison Return on equity (ROE) Net income less dividends on preferred stock divided by average common equity RWA Risk weighted assets SaaS Software as a service SCB Stress capital buffer Seasonal expenses Seasonal deferred incentive compensation expenses for retirement-eligible employees and payroll taxes SPDR Standard and Poor's Depository Receipt SSGA State Street Global Advisors Year-over-year (YoY) Current period compared to the same period a year ago